EXHIBIT 10(ad)
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                  WAIVER AND FIRST LOAN MODIFICATION AGREEMENT

         This Waiver and First Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of the First Loan Modification Effective Date by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and SPIRE CORPORATION, a Massachusetts corporation, SPIRE SOLAR, INC., a Massachusetts corporation, SPIRE BIOMEDICAL, INC., a Massachusetts corporation, each with offices located at One Patriots Park, Bedford, Massachusetts 01730, and SPIRE SEMICONDUCTOR, LLC, a Delaware limited liability company (formerly known as Bandwidth Semiconductor, LLC), with offices at 25 Sagamore Park Road, Hudson, NH 03051 (jointly and severally, individually and collectively, the "Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 31, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 31, 2008, (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall (except this Loan Modification Agreement) be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.  Modifications to Loan Agreement.

             1 The Loan Agreement shall be amended by deleting the following text appearing as subsection (a) of Section 2.3 thereof, entitled "Interest Rate; Advances":

                 "   (a) Interest Rate; Advances. Subject to Section 2.3(b), the
                 principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the Prime Rate plus one percent (1.00%)."

                 and inserting in lieu thereof the following:

                 "   (a) Interest Rate; Advances. Subject to Section 2.3(b), the
                 principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the Prime Rate plus one and three quarters of one percent (1.75%); provided, however, that beginning the month following the date that Borrower provides evidence satisfactory to Bank, in its sole discretion, that Borrower has maintained Net Income, based on the trailing six (6) months ending on the date of measurement, for three (3) consecutive fiscal quarters of at least One Million Dollars ($1,000,000), then, subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the Prime Rate plus one percent (1.00%)."

             2 The Loan Agreement shall be amended by deleting the following text appearing as subsection (a)(ii) of Section 6.8 thereof, entitled "Operating Accounts":

                 "   (ii) Borrower is permitted to maintain Spire Corporation's account nos. 113759-490-7 and 1165-123685 and Spire
                 Semiconductor, LLC's account nos. 330400-908-9 and 330918-730-8 (collectively, the "Citizens' Accounts", provided that (A) on a weekly basis, on the last Business Day of each week, and in any event when the aggregate balance in the Citizens' Accounts exceeds One Hundred Thousand Dollars ($100,000) , transfer such amounts in the Citizens' Accounts to Bank for deposit into

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                 such account as Bank shall specify; and (B) within thirty (30)
                 Business Days' after the Effective Date, Borrower shall have either closed the Citizen's Accounts or shall have entered into a blocked account agreement with RBS Citizens, N.A. in favor of Bank, in form and substance reasonably acceptable to Bank. In any event, Borrower shall promptly notify its Account Debtors to remit payments to Borrowers' Collateral Account maintained at Bank."

                 and inserting in lieu thereof the following:

                 "   (ii) Borrower is permitted to maintain Spire Corporation's account nos. 113759-490-7 and 1165-123685 and Spire
                 Semiconductor, LLC's account nos. 330400-908-9 and 330918-730-8 (collectively, the "Citizens' Accounts", provided that (A) on a weekly basis, on the last Business Day of each week, and in any event when the aggregate balance in the Citizens' Accounts exceeds One Hundred Thousand Dollars ($100,000) , transfer such amounts in the Citizens' Accounts to Bank for deposit into such account as Bank shall specify; (B) within thirty (30) days' after the First Loan Modification Effective Date, Borrower shall have entered into a blocked account agreement with RBS Citizens, N.A. in favor of Bank, in form and substance reasonably acceptable to Bank; and (C) within one hundred twenty (120) days' after the First Loan Modification Effective Date, Borrower shall have closed the Citizen's Accounts and shall have transferred all funds held in such Citizens Accounts to an account maintained by Bank or Bank's Affiliates. In any event, Borrower shall promptly notify its Account Debtors to remit payments to Borrowers' Collateral Account maintained at Bank."

             3 The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(b) thereof, entitled "Profitability":

                 "   (b) Profitability. A minimum Net Income, on a trailing six
                 (6) month basis, of (i) not less than ($1,000,000), for each monthly period beginning on the Effective Date through and including May 31, 2008; and (ii) not less than $1.00, for each monthly period beginning June 1, 2008 and thereafter." and inserting in lieu thereof the following:

                 "   (b) Profitability. A minimum Net Income, on a trailing six
                 (6) month basis, of (i) not less than a maximum loss greater than ($1,000,000), for each monthly period beginning on the Effective Date through and including August 31, 2008; and (ii) not less than $1.00, for each monthly period beginning September 1, 2008 and thereafter."

             4 The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

                 " "Equipment Line Reserve" is, until such time as Borrower has achieved Net Income, based on the trailing six (6) months ending on the date of measurement, of not less than One Million Dollars ($1,000,000) for two (2) consecutive fiscal quarters, an amount equal to one hundred percent (100%) of the aggregate amount of outstanding Equipment Advances. Thereafter, until such time as Borrower has achieved Net Income, based on the trailing six (6) months ending on the date of measurement, of not less than One Million Dollars ($1,000,000) for three (3) consecutive fiscal quarters, an amount equal to fifty percent (50%) of the aggregate amount of outstanding Equipment Advances. Thereafter, the Equipment Line Reserve shall be zero ($0.00).

                     "First Loan Modification Agreement" is that certain Waiver and First Loan Modification Agreement entered into by and between the Bank and the Borrower, dated as of the First Loan Modification Effective Date.

                     "First Loan Modification Date" is the date indicated on the signature page to the First Loan Modification Agreement."

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             5   The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                 " "Availability Amount" is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reserve, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.

                     "Eligible Inventory" means, at any time, the aggregate of
                 Borrower's Inventory (valued at the lower of cost or wholesale fair market value) that (a) consists of (i) raw materials, (ii) work-in-progress Inventory, to the extent such work-in-progress Inventory is the subject of a purchase order, backed by a letter of credit acceptable to Bank, and (iii) finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, packaging or shipping materials, or supplies; (b) meets all applicable governmental standards; (c) has been manufactured in compliance with the Fair Labor Standards Act;
                 (d) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; (e) is located at Borrower's principal place of business (or any location permitted under Section 7.2), and, in the case of Inventory in the possession of third parties, Bank has received written acknowledgment from such third parties of Borrower's ownership of such goods, in form and substance satisfactory to Bank; and (f) is otherwise acceptable to Bank in its good faith business judgment."

                 and inserting in lieu thereof the following:

                 " "Availability Amount" is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus the Equipment Line Reserve minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reserve, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.

                     "Eligible Inventory" means, at any time, the aggregate of
                 Borrower's Inventory (excluding Inventory owned by Spire Semiconductor, LLC, unless approved by Bank in writing, in its sole discretion) valued at the lower of cost or wholesale fair market value that (a) consists of (i) raw materials, (ii) work-in-progress Inventory, to the extent such work-in-progress Inventory is the subject of a purchase order, backed by a letter of credit acceptable to Bank, and (iii) finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, packaging or shipping materials, or supplies; (b) meets all applicable governmental standards; (c) has been manufactured in compliance with the Fair Labor Standards Act;
                 (d) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; (e) is located at Borrower's principal place of business (or any location permitted under Section 7.2), and, in the case of Inventory in the possession of third parties, Bank has received written acknowledgment from such third parties of Borrower's ownership of such goods, in form and substance satisfactory to Bank; and (f) is otherwise acceptable to Bank in its good faith business judgment."

             6 The Loan Agreement shall be amended by deleting the following clause (s) and clause (t) of the definition of "Eligible Accounts" appearing in Section 13.1 thereof:

                 " (s) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

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                 (t) Accounts for which Bank in its good faith business judgment determines collection to be doubtful."

                 and inserting in lieu thereof the following:

                 "(s) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

                 (t) Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and

                 (u) without the prior written approval of Bank, in its sole discretion, Accounts of Spire Semiconductor, LLC."

             7 The Borrowing Base Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as Exhibit A hereto.

             8 The Compliance Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto.

         B.  Waivers.

             1 Bank hereby waives Borrower's existing defaults under the Loan Agreement by virtue of Borrower's failure to comply with the Profitability financial covenant set forth in Section 6.9(b) (as required prior to this Loan Modification Agreement) thereof as of the month ended March 31, 2008, and the anticipated failure of Borrower to comply with such covenant as of the month ended April 30, 2008 (provided, however, that minimum Net Income, on a trailing six (6) month basis for such period ended April 30, 2008 shall not exceed a maximum loss in excess of ($1,500,000)). Bank's waiver of Borrower's compliance with said covenants shall apply only to the foregoing specific periods.

4. FEES. Borrower shall pay to Bank a modification fee equal to Twenty Five Thousand Dollars ($25,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 31, 2008 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures Borrower provided to Bank in the Perfection Certificate, as amended, has not changed.

6. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that, as of the date of this Loan Modification Agreement, Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

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10.      CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.

BORROWER:

SPIRE CORPORATION

By /s/ Roger G. Little                            By /s/ Christian Dufresne
   ---------------------------                       ---------------------------
Name: Roger G. Little                             Name: Christian Dufresne
Title: Chief Executive Officer                    Title: Chief Financial Officer


SPIRE SOLAR, INC.

By /s/ Roger G. Little                            By /s/ Christian Dufresne
   ---------------------------                       ---------------------------
Name: Roger G. Little                             Name: Christian Dufresne
Title: Chief Executive Officer                    Title: Chief Financial Officer


SPIRE BIOMEDICAL, INC.

By /s/ Roger G. Little                            By /s/ Christian Dufresne
   ---------------------------                       ---------------------------
Name: Roger G. Little                             Name: Christian Dufresne
Title: Chief Executive Officer                    Title: Chief Financial Officer


SPIRE SEMICONDUCTOR, LLC f/k/a BANDWITH
SEMICONDUCTOR, LLC
By: Spire Corporation, a Massachusetts
corporation, its sole Member and Manager

By /s/ Roger G. Little                            By /s/ Christian Dufresne
   ---------------------------                       ---------------------------
Name: Roger G. Little                             Name: Christian Dufresne
Title: Chief Executive Officer                    Title: Chief Financial Officer



BANK:

SILICON VALLEY BANK

By /s/ Karen Dunn
   ---------------------------
Name: Karen Dunn
Title: Relationship Manager

First Loan Modification Effective Date: May 13, 2008

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